Exhibit 10.12

CALIBURN INTERNATIONAL CORPORATION

2018 OMNIBUS EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is entered into as of            ,              (the “Date of Grant”), by and between Caliburn International Corporation, a Delaware corporation (the “Company”), and              (the “Grantee”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Caliburn International Corporation 2018 Omnibus Equity Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units (“RSUs”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the RSUs provided for herein to the Grantee on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Units.

(a) Grant. The Company hereby grants to the Grantee a total of              RSUs, on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall vest in accordance with Section 2. The RSUs shall be credited to a separate book-entry account maintained for the Grantee on the books of the Company.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and the Grantee’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2. Vesting; Settlement. (a) Except as may otherwise be provided herein, the RSUs shall vest in equal installments on each of the first [three] anniversaries of the Date of Grant (each such date, a “Vesting Date”), subject to the Grantee’s continued employment with or engagement to provide services to, the Company or any of its Affiliates through the applicable Vesting Date. Any fractional RSU resulting from the application of the vesting schedule shall be aggregated and the RSU resulting from such aggregation shall vest on the final Vesting Date. Upon vesting, the RSUs shall no longer be subject to cancellation pursuant to Section 4 hereof.

(b) Each RSU shall be settled within 60 days following the Vesting Date in shares of Common Stock.

3. Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Common Stock (a “Dividend”), the Grantee shall be credited, as of the payment date for such Dividend, with an additional number of RSUs (each, an “Additional RSU”) equal to the quotient obtained by dividing (x) the product of (i) the number of RSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share, by (y) the Fair Market Value per share on the payment date for such Dividend, such quotient to be rounded to the nearest hundredth. Once credited, each Additional RSU shall be treated as an RSU granted hereunder and shall be subject to all terms and conditions set forth in this Agreement and the Plan.

4. Termination of Employment or Services.

(a) Generally. Except as otherwise provided herein, if the Grantee’s employment with or engagement to provide services to the Company or any of its Affiliates terminates for any reason, all unvested RSUs shall be canceled immediately and the Grantee shall not be entitled to receive any payments with respect thereto.

(b) Death or Disability. Notwithstanding anything to the contrary in Section 4, if the Grantee’s employment with or engagement to provide services to the Company or any of its Affiliates terminates due to the Grantee’s death or Disability, then the Grantee will become vested in a pro rata portion of the unvested RSUs, with such pro rata portion calculated by multiplying the number of RSUs that would have vested on the next vesting date had the Grantee’s employment or service not terminated prior to such vesting date by a fraction, the numerator of which equals the number of days that the Grantee was employed since the prior vesting date and the denominator of which shall be 365. Each RSU that vests in accordance with this Section 4(b) shall be settled in accordance with the terms of Section 2(b).

(c) Termination Without Cause. Notwithstanding anything to the contrary in Section 4, if the Grantee’s employment with or engagement to provide services to the Company or any of its Affiliates is terminated by the Company without Cause, the RSUs will vest on a prorated basis as of the date of termination, which shall be the final Vesting Date, based on the number of full months of service completed commencing on the Date of Grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting (with an offset for RSUs previously vested and settled). Each RSU that vests in accordance with this Section 4(c) shall be settled in accordance with the terms of Section 2(b).

5. Rights as a Stockholder. The Grantee shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Grantee the shares of Common Stock underlying the RSUs and (ii) the Grantee’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6. Compliance with Legal Requirements.

(a) Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Grantee agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Grantee’s rights under this Agreement.

(b) Tax Withholding. Vesting and settlement of the RSUs shall be subject to the Grantee’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Grantee in connection with the RSUs or otherwise the amount of any required withholding taxes in respect of the RSUs, their settlement or any payment or transfer of the RSUs or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts), including the right to sell the number of shares of Common Stock that would otherwise be available for delivery upon settlement of the RSUs necessary to generate sufficient proceeds to satisfy withholding obligations. The Grantee may elect to satisfy, and the Company may require the Grantee to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be deliverable to the Grantee upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.

7. Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the RSU award if the Grantee, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or otherwise providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or any violation of any of the covenants set forth on Exhibit A attached hereto or any other non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate (after giving effect to any applicable cure period set forth therein), as determined by the Committee. In such event, the Grantee will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the RSUs, the sale or other transfer of the RSUs, or the sale of shares of Common Stock acquired in respect of the RSUs (provided that the RSUs vested during the 12-month period immediately prior to the Grantee’s adverse activity), and must promptly repay such amounts to the Company. If the Grantee receives any amount in excess of what the Grantee should have received under the terms of the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Grantee shall promptly repay any such excess amount to the Company. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or interdealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

8. Restrictive Covenants. (a) Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Grantee may be a party, the Grantee shall be subject to the confidentiality and restrictive covenants set forth on Exhibit A attached hereto, which Exhibit A is incorporated herein and forms part of this Agreement.

(b) In the event that the Grantee violates any of the restrictive covenants referred to in this Section 8, in addition to any other remedy that may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Grantee shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Grantee’s breach of such restrictive covenants.

9. Miscellaneous.

(a) Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Grantee other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Grantee to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Grantee’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Grantee of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d) General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Grantee’s interest in such account shall make the Grantee only a general, unsecured creditor of the Company.

(e) Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Grantee, at the Grantee’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained, in any position, as an employee or consultant of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever.

(h) Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from adjustment of the RSUs pursuant to Section 18 of the Plan or otherwise, the Company shall be entitled to pay to the Grantee an amount in cash equal to the Fair Market Value of such fractional share.

(i) Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(j) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(k) Entire Agreement. This Agreement (including Exhibit A attached hereto) and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Grantee may be a party, the covenants of which shall continue to apply to the Grantee in addition to the covenants in Exhibit A hereto, in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 23 of the Plan.

(l) Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Grantee and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(m) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n) Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(o) Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Grantee consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Grantee at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Grantee).

(p) Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Restricted Stock Unit Award Agreement has been executed by the Company and the Grantee as of the day first written above.

CALIBURN INTERNATIONAL CORPORATION

By:
Name:
Title:

GRANTEE

[Insert Name]

[Signature Page to Restricted Stock Unit Award Agreement]

Exhibit A

Restrictive Covenants

By accepting the grant of the RSUs hereunder, in addition to any other representations, warranties, and covenants set forth this Agreement, the Grantee agrees to be subject to and comply with the following covenants.

1. Confidentiality. The Grantee hereby agrees that during the Grantee’s employment or service with the Company or the employer Affiliate, and thereafter, the Grantee will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company or the employer Affiliate.

2. Non-Competition. Except as prohibited by law, the Grantee hereby agrees that during the Grantee’s employment or service with the Company or the employer Affiliate, and for the one year period following the Grantee’s termination of employment or service for any reason, the Grantee will not directly or indirectly, own, manage, operate, control (including indirectly through a debt or equity investment), provide services to, or be employed by or provide services to, any person or entity engaged in any business that is (i) located in or provides services or products to a region with respect to which the Grantee had substantial responsibilities while employed or engaged by the Company or the employer Affiliate, and (ii) competitive, with (A) the line of business or businesses of the Company or the employer Affiliate that the Grantee was employed with or engaged by during the Grantee’s employment or service (including any prospective business to be developed or acquired that was proposed at the date of termination), or (B) any other business of the Company or the employer Affiliate with respect to which the Grantee had substantial exposure during such employment or service.

3. Non-Solicitation. Except as prohibited by law, the Grantee further agrees that during the Grantee’s employment or service with the Company or the employer Affiliate, and for the two-year period thereafter, the Grantee will not, directly or indirectly, on the Grantee’s own behalf or on behalf of another (i) solicit, recruit, aid or induce any employee of the Company or any of the employer Affiliate to leave their employment with the Company or the employer Affiliate in order to accept employment with or render services to another person or entity unaffiliated with the Company or the employer Affiliate, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee, or (ii) solicit, aid, or induce any customer of the Company or any of the employer Affiliate to purchase goods or services then sold by the Company or the employer Affiliate from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of the employer Affiliate with any of its employees, customers, agents, or representatives.

4. The Grantee acknowledges and agrees that irreparable injury will result to the Company, and to its business, in the event of a breach by the Grantee of any of the Grantee’s covenants and commitments under this Agreement, including the covenants of confidentiality, non-competition and non-solicitation. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. The Grantee acknowledges and agrees the non-competition and non-solicitation provisions contained in this Agreement are expressly intended to benefit the Company (which includes all parents, employer Affiliate and/or affiliated entities as third party beneficiaries) and its successors and assigns; and the Grantee expressly authorizes the Company (including all third party beneficiaries) and its successors and assigns to enforce these provisions. In the event of any breach or violation by the Grantee of any of the restrictive covenants in this Exhibit A, the time period of such covenant with respect to the Grantee shall, to the fullest extent permitted by law, be tolled until such breach or violation is resolved.

5. The covenants in this Exhibit A are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Exhibit A relating to the time period, scope, or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction or arbitrator to exceed the maximum time period, scope, or geographic area, as applicable, that such court or arbitrator deems reasonable and enforceable, then this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

6. All of the covenants in this Exhibit A shall be construed as an agreement independent of any other provisions in Exhibit A, and the existence of any claim or cause of action the Grantee may have against the Company (which includes all parents, employer Affiliate and/or affiliated entities as third party beneficiaries), whether predicated on this Exhibit A or otherwise, shall not constitute a defense to the enforcement by the Company (which includes all parents, employer Affiliate and/or affiliated entities as third party beneficiaries) of such covenants.

7. The Grantee has carefully read and considered the provisions of this Exhibit A and, having done so, agrees that the restrictive covenants in this Exhibit A impose a fair and reasonable restraint on the Grantee and are reasonably required to protect the interests of the Company (which includes all parents, employer Affiliate and/or affiliated entities as third party beneficiaries) and their respective officers, directors, employees, and equityholders.

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